Exhibit 5



                                        February 25, 1998





Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

     This opinion is furnished in connection with  the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of

1933, as amended (the  "Securities Act"), relating to the offering  from time to time,  as  set forth  in  the combined  prospectus  pursuant to  Rule  429 contained in the  Registration Statement (the "Prospectus") and  as to be set

forth  in one  or more  supplements to  the  Prospectus (each,  a "Prospectus

Supplement"),  of  Common  Stock,  Preferred  Stock,  Depositary  Shares  and

Warrants  (as such  terms  are  defined in  the  Registration Statement),  of

Reckson Associates Realty Corp., a Maryland corporation (the "Company"), with an aggregate public offering price of up to $1,000,000,000 (collectively, the

"Securities").

     In  connection  with  rendering  this  opinion,  we  have  examined  the

Company's  Amended and  Restated  Articles of  Incorporation  and Bylaws,  as

amended, records  of the  Company's corporate  proceedings, the  Registration

Statement and such other certificates, records  and documents as we considered necessary for the purposes of this opinion.

     We are  attorneys admitted  to practice in  the State of  New York.   We

express  no opinion concerning  the laws of any  jurisdictions other than the laws of the United  States of America, the State of Maryland and the State of

New York.

     Based upon the foregoing, we are of the opinion that:

          (a) The  shares of Common  Stock have  been duly authorized  by the

Company and, when (i) duly executed and delivered by the Company  pursuant to the authority granted by  the Company's Board of Directors and  (ii) paid for

by  the  purchasers   thereof,  will  be  validly  issued,   fully  paid  and

nonassessable.

          (b) The shares of  Preferred Stock have been duly authorized by the

Company and, when (i) the final  terms thereof have been duly established  by the Company in accordance with  the Designating Amendment (as defined in  the

Prospectus) and certificates representing such shares have been duly executed and delivered  by  the  Company pursuant  to  the authority  granted  by  the

Company's Board  of Directors  and (ii) paid  for by the  purchasers thereof,

will be validly issued, fully paid and nonassessable.

          (c) The Depositary Shares have  been duly authorized by the Company and, when  (i) the  final terms  thereof have  been duly  established by  the

Company pursuant  to authority granted  by the Company's Board  of Directors,

(ii) the Depositary Receipts (as defined in the Prospectus) representing such

Depositary Shares have been duly executed and delivered by the applicable

Depositary in accordance with the applicable Deposit Agreement (as such terms are defined in the Prospectus), (iii) paid for by the purchasers  thereof and

(iv)  all necessary action for the issuance of the underlying Preferred Stock has  been taken,  will be  validly  issued and  will  entitle the  registered holders thereof to the rights specified  in such Deposit Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization,

moratorium  or similar  laws  relating  to  or  affecting  creditors'  rights

generally  or  by  general  principles   of  equity  (regardless  of  whether

enforcement is considered in a proceeding in equity or at law).

          (d) The Warrants have been duly authorized by the Company and, when

(i)  the final terms  thereof have been  duly established by  the Company and certificates representing  such  Warrants  have been  duly  executed  by  the

Company  pursuant  to  the  authority  granted  by  the  Company's  Board  of

Directors, (ii) countersigned  and delivered by the applicable  Warrant Agent in  accordance with  the  applicable  Warrant Agreement  (as  such terms  are defined in the Prospectus) and (iii) paid for by the purchasers thereof, will constitute  valid and  legally binding  obligations of  the Company  and will entitle  the registered  holders  thereof  to the  rights  specified in  such

Warrant  Agreement,  except  as   enforcement  thereof  may  be  limited   by

bankruptcy, insolvency, reorganization, moratorium  or similar laws  relating to or affecting the  enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     The foregoing assumes that  all requisite steps will be  taken to comply with the  requirements of the  Securities Act and applicable  requirements of state laws regulating the offer and sale of securities.

     We hereby consent  to the filing of  this opinion as  an exhibit to  the

Registration Statement and the reference to our firm under the caption "Legal

Matters" in the Prospectus.

                                   Very truly yours,




                                   /s/ Brown & Wood LLP